UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2026

SAFETY INSURANCE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50070	13-4181699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom House Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 951-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SAFT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On November 3, 2026, Safety Insurance Group, Inc., a Delaware corporation (“Safety”), held a special meeting of stockholders at its headquarters, 20 Custom House Street, Boston, Massachusetts 02110 (the “Special Meeting”). As of the close of business on September 8, 2026, the record date for the Special Meeting, there were 14,680,482 shares of Safety’s common stock, par value $0.01 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 11,338,195 shares of Common Stock were present or represented by proxy, representing 77.23% of the shares of Common Stock issued and outstanding and entitled to vote, which constituted a quorum to conduct business at the Special Meeting.

At the Special Meeting, holders of Common Stock voted on two proposals, with the board of directors of Safety recommending a vote “FOR” each of these proposals, as described in further detail in Safety’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 14, 2026.

The following is a summary of the matters voted upon at the Special Meeting and the final voting results with respect to each of such matter.

Proposal No. 1 – The Merger Proposal: The proposal to adopt the Agreement and Plan of Merger, dated as of July 23, 2026 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Safety, MAPFRE U.S.A. Corp., a Massachusetts corporation (“Mapfre”), and Splash Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Mapfre (“Merger Subsidiary”), and approve the transactions contemplated by the Merger Agreement, pursuant to which Merger Subsidiary will merge with and into Safety, with Safety surviving as a wholly owned direct subsidiary of Mapfre (the “Merger”), was approved by the votes set forth below:

Votes For	Votes Against	Abstentions
11,298,703	12,918	26,574

Proposal No. 2 – The Compensation Proposal: The proposal to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to Safety’s named executive officers that is based on or otherwise relates to the Merger was approved by the votes set forth below:

Votes For	Votes Against	Abstentions
9,240,002	2,082,047	16,146

Proposal No. 3 – The Adjournment Proposal: In connection with the Special Meeting, Safety also solicited proxies with respect to the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any necessary supplement or amendment to the proxy statement accompanying the notice was provided to Safety’s stockholders. Given that there was a quorum present and there were sufficient proxies at the time of the Special Meeting to adopt the Merger Agreement, the proposal was rendered moot.

Completion of the transactions contemplated by the Merger Agreement remains subject to the satisfaction of customary closing conditions, including the receipt of certain regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safety Insurance Group, Inc.

Date: November 3, 2026	By:	/s/ CHRISTOPHER T. WHITFORD
	Name:	Christopher T. Whitford
	Title:	V.P., Chief Financial Officer and Secretary